PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(3)
(TO PROSPECTUS DATED AUGUST 8, 2001)                  Registration No. 333-65216


                               [FIRST AMERICAN LOGO]

                         THE FIRST AMERICAN CORPORATION

                                   ----------


                        $210,000,000 Principal Amount of
                  4.50% Senior Convertible Debentures Due 2008
                   (Interest Payable April 15 and October 15)


                                   ----------
                                   ----------

                             7,500,000 Common Shares
                             (Subject To Adjustment)

                                   ----------


          This document supplements the prospectus dated August 8, 2001, relating to the senior convertible debentures and the common shares issuable upon conversion of the senior convertible debentures. This prospectus supplement is incorporated by reference into the prospectus. The information in this prospectus supplement replaces and supersedes the information set forth under the heading "Selling Securityholders" in the prospectus dated August 8, 2001.


                                   ----------


             YOU SHOULD READ CAREFULLY THE "RISK FACTORS" BEGINNING
             ON PAGE 4 OF THE PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR SENIOR CONVERTIBLE DEBENTURES OR COMMON SHARES.


                                   ----------



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



          The date of this prospectus supplement is September 7, 2001.

                             SELLING SECURITYHOLDERS

          The senior convertible debentures were originally purchased from First American on April 24, 2001. The initial purchasers of the senior convertible debentures have advised First American that the senior convertible debentures were resold in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers," defined in Rule 144A of the Securities Act and to buyers outside the United States in accordance with Regulation S under the Securities Act. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the senior convertible debentures and/or First American common shares issuable upon conversion of the senior convertible debentures pursuant to this prospectus.

          The selling securityholders may choose to sell senior convertible debentures and/or common shares issuable upon conversion of the senior convertible debentures from time to time. See "Plan of Distribution."

          The following table sets forth:

          o the name of each selling securityholder who has provided First American with notice as of the date of this prospectus pursuant to the registration rights agreement of its intent to sell or otherwise dispose of senior convertible debentures and/or common shares issuable upon conversion of the senior convertible debentures pursuant to the registration statement;

          o the principal amount of senior convertible debentures and the number of common shares issuable upon conversion of the senior convertible debentures which it may sell from time to time pursuant to the registration statement; and

          o the amount of outstanding senior convertible debentures and common shares beneficially owned by the selling securityholder prior to the offering (assuming no conversion of the senior convertible debentures).

          Except as indicated below, no selling securityholder, and no affiliate of a selling securityholder, has held any position or office with, been employed by or otherwise has had any material relationship with First American or First American's affiliates, during the three years prior to the date of this prospectus.

          A selling securityholder may offer all or some portion of the senior convertible debentures and common shares issuable upon conversion of the senior convertible debentures. Accordingly, no estimate can be given as to the amount or percentage of senior convertible debentures or common shares that will be held by the selling securityholders upon termination of sales pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or disposed of all or a portion of their senior convertible debentures since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.

                                                  Amount of Senior   Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder*                   may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------
AAM/Zazove Institutional Income Fund LP.........   $     800,000      $     800,000      28,571           0
Acacia Life Insurance Company...................   $     220,000      $     220,000       7,857           0
Aftra Health Fund...............................   $     285,000      $     285,000      10,178           0
AIG/National Union Fire Insurance...............   $     600,000      $     600,000      21,428           0
Alpine Associates...............................   $   4,350,000      $   4,350,000     155,357           0
Alpine Partners, L.P............................   $     650,000      $     650,000      23,214           0
American Country Insurance Company..............   $     400,000      $     400,000      14,285           0
American Fidelity Assurance Company.............   $     150,000      $     150,000       5,357           0
American Founders Life Insurance Company........   $     250,000      $     250,000       8,928           0
American Motorist Insurance Company.............   $     575,000      $     575,000      20,535           0

                                                  Amount of Senior   Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder                    may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------
American Pioneer Life Insurance Co.
   of New York..................................   $      80,000      $      80,000       2,857           0
American Progressive Life and Health
   Insurance Company of New York................   $      80,000      $      80,000       2,857           0
American Public Entity Excess Pool..............   $      80,000      $      80,000       2,857           0
Amerisure Companies/Michigan Mutual
   Insurance Company............................   $     300,000      $     300,000      10,714           0
Ameritas Life Insurance Company.................   $     450,000      $     450,000      16,071           0
Amwest Surety Insurance Company.................   $     370,000      $     370,000      13,214           0
Arbitex Master Fund, L.P........................   $   6,775,000      $   6,775,000     241,964           0
Arkansas PERS...................................   $   1,150,000      $   1,150,000      41,071           0
Baltimore Life Insurance........................   $     300,000      $     300,000      10,714           0
Banc of America Securities LLC..................   $   9,280,000      $   9,280,000     331,428           0
Bankers Trust Company Trustee for
   DaimlerChrysler Corp Emp.#1
   Pension Plan Dtd 4/1/89......................   $   5,250,000      $   5,250,000     187,500           0
Bay County PERS.................................   $     155,000      $     155,000       5,535           0
BayState Health System, Inc.....................   $      15,000      $      15,000         535           0
BCS Life Insurance Company......................   $     600,000      $     600,000      21,428           0
Bear, Stearns & Co. INC.........................   $   3,000,000      $   3,000,000     107,142           0
Blue Cross Blue Shield of Florida...............   $     750,000      $     750,000      26,785           0
BN Convertible Securities Top Fund..............   $     420,000      $     420,000      15,000           0
Boilermakers Blacksmith Pension Trust ..........   $   1,575,000      $   1,575,000      56,250           0
British Virgin Island Social Security Board.....   $      54,000      $      54,000       1,928           0
Buckeye State Mutual Insurance Co...............   $      25,000      $      25,000         892           0
CapitalCare, Inc................................   $      35,000      $      35,000       1,250           0
CareFirst of Maryland, Inc......................   $     150,000      $     150,000       5,357           0
Catholic Mutual Relief Society of America.......   $     700,000      $     700,000      25,000           0
Catholic Mutual Relief Society of America
   Retirement Plan and Trust....................   $     300,000      $     300,000      10,714           0
Catholic Relief Insurance Company
   of America...................................   $     550,000      $     550,000      19,642           0
Celina Mutual Insurance Company.................   $      20,000      $      20,000         714           0
Central States Health and Life Company
   of Omaha.....................................   $     260,000      $     260,000       9,285           0
Chicago Mutual Insurance Company................   $      70,000      $      70,000       2,500           0
Chrysler Insurance
   Company......................................   $   2,000,000      $   2,000,000      71,428           0
City of Birmingham Retirement &
   Relief System................................   $     750,000      $     750,000      26,785           0
Clinton Riverside Convertible Portfolio
   Limited......................................   $   7,025,000      $   7,025,000     250,892           0
Colonial Life Insurance Company of Texas........   $      45,000      $      45,000       1,607           0
Colonial Lloyd Insurance Company................   $      15,000      $      15,000         535           0
Commonwealth Dealers--CDLIC......................  $     180,000      $     180,000       6,428           0
Concord Life Insurance Company..................   $     180,000      $     180,000       6,428           0
Condor Insurance Company........................   $     160,000      $     160,000       5,714           0
Credit Lyonnais Securities (USA) Inc............   $   2,000,000      $   2,000,000      71,428           0
CSA Fraternal Life Insurance Company............   $     130,000      $     130,000       4,642           0
CSFB Convertible & Quantitative Strategies......   $   2,500,000      $   2,500,000      89,285           0
Cumberland Insurance Company....................   $     100,000      $     100,000       3,571           0
Cumberland Mutual Fire Insurance
   Company......................................   $     400,000      $     400,000      14,285           0
Dakota Truck Underwriters.......................   $      25,000      $      25,000         892           0

                                                  Amount of Senior   Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder                    may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------

Delaware PERS...................................   $   1,725,000      $   1,725,000      61,607           0
DLB High Yield Fund.............................   $      40,000      $      40,000       1,428           0
Dorinco Reinsurance Company.....................   $     800,000      $     800,000      28,571           0
Eagle Pacific Insurance Company.................   $     270,000      $     270,000       9,642           0
Educators Mutual Life Insurance Company.........   $     230,000      $     230,000       8,214           0
F.R. Convt. Sec. Fn.............................   $     300,000      $     300,000      10,714           0
Farmers Home Mutual Insurance Company...........   $     450,000      $     450,000      16,071           0
Farmers Mutual Protective Association
   of Texas.....................................   $     130,000      $     130,000       4,642           0
Federated Rural Electric Insurance Exchange.....   $     450,000      $     450,000      16,071           0
First Dakota Indemnity Company..................   $      15,000      $      15,000         535           0
First Mercury Insurance Company.................   $     600,000      $     600,000      21,428           0
Founders Insurance Company......................   $      40,000      $      40,000       1,428           0
Franklin and Marshall College...................   $     220,000      $     220,000       7,857           0
FreeState Health Plan, Inc......................   $      45,000      $      45,000       1,607           0
Genessee County Employees' Retirement
   System.......................................   $     275,000      $     275,000       9,821           0
Global Bermuda Limited Partnership..............   $   1,000,000      $   1,000,000      35,714           0
Goldman Sachs and Company.......................   $     500,000      $     500,000      17,857           0
Goodville Mutual Casualty Company...............   $      50,000      $      50,000       1,785           0
Grain Dealers Mutual Insurance..................   $     170,000      $     170,000       6,071           0
Green Tree Perpetual Assurance Company..........   $     250,000      $     250,000       8,928           0
Group Hospitalization and Medical
   Services, Inc................................   $     175,000      $     175,000       6,250           0
Guarantee Trust Life Insurance Company..........   $   1,000,000      $   1,000,000      35,714           0
Guaranty Income Life Insurance Company..........   $     400,000      $     400,000      14,285           0
Gulf Investment Corporation.....................   $     350,000      $     350,000      12,500           0
Hannover Life Reassurance Company
   of America...................................   $     800,000      $     800,000      28,571           0
HealthNow New York, Inc.........................   $     100,000      $     100,000       3,571           0
HFR Master Fund LTD.............................   $     200,000      $     200,000       7,142           0
Highbridge International LLC....................   $   4,000,000      $   4,000,000     142,857           0
Holy Family Society.............................   $     100,000      $     100,000       3,571           0
ICI American Holdings Trust.....................   $     650,000      $     650,000      23,214           0
Independence Blue Cross.........................   $     115,000      $     115,000       4,107           0
Indiana Lumbermens Mutual Insurance
   Company......................................   $     450,000      $     450,000      16,071           0
Integrity Mutual Insurance Company..............   $     300,000      $     300,000      10,714           0
ISBA Mutual Insurance Company...................   $     210,000      $     210,000       7,500           0
Jackson County Employees' Retirement
   System.......................................   $     150,000      $     150,000       5,357           0
JMG Capital Partners, LP........................   $     500,000      $     500,000      17,857           0
Kanawha Insurance Company.......................   $   1,000,000      $   1,000,000      35,714           0
Kerr-McGee Corporation..........................   $     400,000      $     400,000      14,285           0
Lakeshore International Ltd.....................   $   2,000,000      $   2,000,000      71,428           0
Landesbank Schleswig-Holstein
   International S.A............................   $   1,000,000      $   1,000,000      35,714           0
Landmark Life Insurance Company.................   $      60,000      $      60,000       2,142           0
Lebanon Mutual Insurance Company................   $     140,000      $     140,000       5,000           0
Lehman Brothers Inc.**..........................   $  24,500,000      $  24,500,000     875,000           0
Lincoln Memorial Life Insurance Company.........   $     225,000      $     225,000       8,035           0
Lions Club International Foundation.............   $     200,000      $     200,000       7,142           0
Local Initiatives Support Corporation...........   $      60,000      $      60,000       2,142           0
Loyal Christian Benefit Association.............   $      70,000      $      70,000       2,500           0

                                                  Amount of Senior   Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder                    may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------
Lutheran Brotherhood............................   $   1,000,000      $   1,000,000      35,714           0
Lyxor Master Fund...............................   $   5,000,000      $   5,000,000     178,571           0
Macomb County Employees' Retirement
   System.......................................   $     350,000      $     350,000      12,500           0
Mainstay Convertible Fund.......................   $   4,115,000      $   4,115,000     146,964           0
Mainstay VP Convertible Portfolio...............   $   1,045,000      $   1,045,000      37,321           0
Marquette Indemnity and Life Insurance
   Company......................................   $      60,000      $      60,000       2,142           0
Massachusetts Mutual Life Insurance
   Company......................................   $   1,300,000      $   1,300,000      46,428           0
MassMutual Asia Limited.........................   $      15,000      $      15,000         535           0
MassMutual Corporate Investors..................   $     220,000      $     220,000       7,857           0
MassMutual Diversified Bond Fund................   $      15,000      $      15,000         535           0
MassMutual High Yield Partners II LLC...........   $     775,000      $     775,000      27,678           0
MassMutual Participation Investors..............   $     120,000      $     120,000       4,285           0
Medico Life Insurance Company...................   $     800,000      $     800,000      28,571           0
MEDMARC Insurance Company.......................   $     600,000      $     600,000      21,428           0
Merrill Lynch Insurance Group...................   $     284,000      $     284,000      10,142           0
Michigan Mutual Insurance Company...............   $     850,000      $     850,000      30,357           0
Michigan Professional Insurance Exchange........   $     100,000      $     100,000       3,571           0
Mid America Life Insurance Company..............   $      60,000      $      60,000       2,142           0
Middle Cities Risk Management Trust.............   $     200,000      $     200,000       7,142           0
Midwest Security Life...........................   $     260,000      $     260,000       9,285           0
Morgan Stanley & Co.............................   $  10,000,000      $  10,000,000     357,142           0
Morgan Stanley Dean Witter Convertible
   Securities Trust.............................   $   2,000,000      $   2,000,000      71,428           0
Mutual Protective Insurance Company.............   $   1,000,000      $   1,000,000      35,714           0
Nabisco Holdings................................   $      34,000      $      34,000       1,214           0
Nashville Electric Service......................   $     125,000      $     125,000       4,464           0
National Mutual Insurance Company...............   $      30,000      $      30,000       1,071           0
NCMIC...........................................   $     500,000      $     500,000      17,857           0
New Era Life Insurance Company..................   $     270,000      $     270,000       9,642           0
New York Life Insurance and Annuity
   Corporation..................................   $   1,200,000      $   1,200,000      42,857           0
New York Life Insurance Company.................   $   3,300,000      $   3,300,000     117,857           0
New York Life Separate Account # 7..............   $     555,000      $     555,000      19,821           0
NORCAL Mutual Insurance Company.................   $     225,000      $     225,000       8,035           0
Oak Casualty Insurance Company..................   $      40,000      $      40,000       1,428           0
Ohio Bureau of Workers Compensation.............   $     149,000      $     149,000       5,321           0
Ondeo Nalco.....................................   $     200,000      $     200,000       7,142           0
Pacific Eagle Insurance Company.................   $     150,000      $     150,000       5,357           0
Penn Treaty Network America Insurance
   Company......................................   $     275,000      $     275,000       9,821           0
Phico Insurance Company.........................   $     600,000      $     600,000      21,428           0
Physicians Mutual Insurance Company.............   $     600,000      $     600,000      21,428           0
Physicians' Reciprocal Insurers Account #7......   $   1,000,000      $   1,000,000      35,714           0
Pioneer Insurance Company.......................   $      90,000      $      90,000       3,214           0
Premera Blue Cross..............................   $   1,600,000      $   1,600,000      57,142           0
R.J.R. Reynolds.................................   $     102,000      $     102,000       3,642           0
Republic Mutual Insurance Company...............   $      15,000      $      15,000         535           0
Salomon Smith Barney............................   $   1,600,000      $   1,600,000      57,142           0
Scor Life Re Convertible Program................   $     450,000      $     450,000      16,071           0
Shell Pension Trust.............................   $     217,000      $     217,000       7,750           0
Southern Farm Bureau Life Insurance.............   $     600,000      $     600,000      21,428           0

                                                  Amount of Senior   Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder                    may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------
Southern Farm Bureau Life Insurance
   Company......................................   $     750,000      $     750,000      26,785           0
Standard Mutual Insurance Company...............   $     250,000      $     250,000       8,928           0
Starvest Combined Portfolio.....................   $     655,000      $     655,000      23,392           0
Starvest Managed Portfolio......................   $      60,000      $      60,000       2,142           0
State National Insurance Company................   $     100,000      $     100,000       3,571           0
State of Florida Division Treasury..............   $   1,575,000      $   1,575,000      56,250           0
State of Florida, Office of the Treasurer.......   $   3,000,000      $   3,000,000     107,142           0
State of Oregon/Equity..........................   $   5,625,000      $   5,625,000     200,892           0
State Street Bank Custodian for GE
   Pension Trust................................   $   1,655,000      $   1,655,000      59,107           0
Syngenta AG.....................................   $     300,000      $     300,000      10,714           0
Texas Builders Insurance Company................   $     130,000      $     130,000       4,642           0
Texas Hospital Insurance Exchange...............   $      25,000      $      25,000         892           0
The Brakle Foundation...........................   $     135,000      $     135,000       4,821           0
The Cockrell Foundation.........................   $      75,000      $      75,000       2,678           0
The Northwestern Mutual Life Insurance
   Company......................................   $   3,750,000      $   3,750,000     133,928           0
The Northwestern Mutual Life Insurance
   Company Group Annuity Separate
   Account......................................   $     250,000      $     250,000       8,928           0
Transguard Insurance Company of
   America, Inc.................................   $     900,000      $     900,000      32,142           0
Tuscarora Wayne Mutual Insurance
   Company......................................   $      90,000      $      90,000       3,214           0
UBS AG London Branch............................   $   4,500,000      $   4,500,000     160,714           0
UBS O'Connor LLC F/B/O O'Connor
   Global Convertible Portfolio.................   $     500,000      $     500,000      17,857           0
UBS O'Connor LLC F/B/O/ UBS Global
   Equity Artibrage Master LTD..................   $   3,000,000      $   3,000,000     107,142           0
United National Insurance Company...............   $     700,000      $     700,000      25,000           0
Vesta-Inex Insurance Exchange IASA..............   $     500,000      $     500,000      17,857           0
Victory Capital Management as Investment
   Manager for Health Foundation of
   Greater Cincinnati...........................   $      75,000      $      75,000       2,678           0
Victory Capital Management as Agent
   for the Charitable Convertible
   Securities Fund..............................   $     645,000      $     645,000      23,035           0
Victory Capital Management as Agent
   for the Charitable Income Fund...............   $     105,000      $     105,000       3,750           0
Victory Capital Management as Agent
   for the EB Convertible Securities Fund.......   $     670,000      $     670,000      23,928           0
Victory Capital Management as Agent
   for the Field Foundation of Illinois.........   $      35,000      $      35,000       1,250           0
Victory Capital Management as Agent
   for the GenCorp Foundation...................   $      35,000      $      35,000       1,250           0
Victory Capital Management as Agent
   for the Key Trust Convertible
   Securities Fund..............................   $     110,000      $     110,000       3,928           0
Victory Capital Management as Agent
   for the Key Trust Fixed Income Fund..........   $     160,000      $     160,000       5,714           0
Victory Capital Management as Agent
   for the Parker/Key Convertible...............   $     170,000      $     170,000       6,071           0

                                                  Amount of Senior   Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder                    may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------
Victory Capital Management as Agent
   for the Union Security Life Insurance Co.....   $      40,000      $      40,000       1,428           0
Victory Capital Management as Agent
   for the Victory Convertible Securities Fdn...   $     575,000      $     575,000      20,535           0
Victory Capital Management as Agent
   for the Victory Invest Quality Bond..........   $      65,000      $      65,000       2,321           0
Victory Capital Management as Investment
   Manager for Potlatch.........................   $     325,000      $     325,000      11,607           0
Victory Capital Management as Investment
   Manager for the California State Auto
   Assoc Inter-Insurance........................   $     465,000      $     465,000      16,607           0
Victory Capital Management as Investment
   Manager for the California State Auto
   Assoc Retirement Pension Plan................   $      75,000      $      75,000       2,678           0
Victory Capital Management as Investment
   Manager for the JC Penney Life
   Insurance Co.................................   $     700,000      $     700,000      25,000           0
West Virginia Fire Insurance Company............   $      10,000      $      10,000         357           0
Western Home Insurance Company..................   $     190,000      $     190,000       6,785           0
Westward Life Insurance Company.................   $     160,000      $     160,000       5,714           0
White River Securities L.L.C....................   $   3,000,000      $   3,000,000     107,142           0
Wisconsin Lawyers Mutual Insurance
   Company......................................   $     200,000      $     200,000       7,142           0
Wisconsin Mutual Insurance Company..............   $     150,000      $     150,000       5,357           0
World Insurance Company.........................   $     500,000      $     500,000      17,857           0
Zazove Convertible Securities Fund Inc..........   $   1,000,000      $   1,000,000      35,714           0
Zazove Hedged Convertible Fund L.P..............   $   1,500,000      $   1,500,000      53,571           0
Zeneca Holdings Trust...........................   $     430,000      $     430,000      15,357           0
Zurich Institutional Benchmarks Master
   Fund LTD.....................................   $   1,000,000      $   1,000,000      35,714           0

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* This prospectus may also be used by the donees and pledgees of each named selling securityholder after the date of this prospectus.

** Lehman Brothers Inc. was an initial purchaser, and acted as lead underwriter in connection with the original sale, of the senior convertible debentures.